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Exhibit 10.9

SUBLEASE

        THIS SUBLEASE (the "Sublease") is dated for references purposes only as of November 25, 2002, and is entered by and between OPENWAVE SYSTEMS, INC., a Delaware corporation ("Sublessor"), and FASTCLICK, INC., a California corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

        1.     Recitals:    This Sublease is made with reference to the fact that Olive Court LP., a California limited partnership and successor-in-interest to Olive Court, a dba of Cerdoc LP, a California limited partnership, and Universal Court, Ltd, a California limited partnership ("Master Lessor"), as Lessor, and Sublessor's predecessor-in-interest, Software.com, Inc., a Delaware corporation, as Lessee, are parties to that certain Standard Industrial/Commercial Single-Tenant Lease—Net, dated as of May 16, 2000 ("Master Lease"), with respect to approximately 13,906 rentable square feet ("Premises") comprising that certain building commonly known as 512 East Gutierrez Street, Santa Barbara, California ("Building"), as more particularly described in the Lease. A copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

        2.     Subleased Premises:    Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises consisting of approximately 13,906 rentable square feet ("Subleased Premises"). The Subleased Premises are more particularly described in the Master Lease.

        3.     Term:

          A.    Term.    The term of this Sublease ("Term") shall be for that period commencing on the date on which all of the Sublessee Conditions (as defined in Paragraph 25 below) have been deemed satisfied or waived ("Commencement Date"), and ending on April 29, 2006 ("Expiration Date"), unless this Sublease is sooner terminated pursuant to its terms, or the Master Lease is sooner terminated pursuant to its terms. If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before the Commencement Date for any reason whatsoever, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder, or extend the Term, but in such case Sublessee shall not be obligated to pay Rent (as defined in Paragraph 4.B. below) or perform any other obligation of Sublessee hereunder until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition. Sublessor and Sublessee promptly shall execute a Commencement Date memorandum establishing the Commencement Date, the Rent Commencement Date (as defined below) and the Expiration Date promptly after the Commencement Date has been established. Sublessee's failure to execute the Commencement Date memorandum shall not affect the validity of this Sublease or the dates set forth therein.

          B.    No Option to Extend.    The parties acknowledge that Sublessee has no option to extend the Term of this Sublease.

          C.    Options to Terminate.    Sublessee shall have the right to terminate this Sublease in event of the failure of any or all of the Sublessee Conditions (as defined in Paragraph 25 below), by providing written notice to Sublessor of such election ("Termination Notice") within thirty (30) days ("Termination Date") after the later of the dates upon which Sublessor and Sublessee have executed this Sublease ("Execution Date"). If prior to the Termination Date Sublessee timely delivers to Sublessor any Termination Notice permitted or required by this Sublease to be exercised on or before the Termination Date, this Sublease shall terminate as of the date of the Termination Notice, neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee's execution hereof. The return of all sums paid by Sublessee to Sublessor shall be

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  Sublessee's sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence. It is agreed that time is of the essence with respect to the exercise of any option to terminate permitted or required by this Sublease to be exercised on or before the Termination Date. Therefore, if Sublessee fails to deliver to Sublessor any Termination Notice permitted or required by this Sublease to be exercised on or before the Termination Date (including any Termination Notice required in connection with the Sublessee Conditions) by 5:00 p.m. Pacific Time on the Termination Date, Sublessee's options to terminate shall be null and void and of no further force or effect, and Sublessee shall have no further right to terminate this Sublease, except as otherwise expressly set forth in this Sublease. The options to terminate which are permitted or required by this Sublease to be exercised on or before the Termination Date pursuant to this Paragraph 3.C. are personal to FastClick, Inc. and may not be assigned.

          D.    Early Entry.    From and after the Execution Date and prior to the Commencement Date, at reasonable times and upon reasonable prior notice Sublessor shall escort Sublessee, its vendors, consultants, contractors and agents through the Subleased Premises for Sublessee's space planning purposes.

        4.     Rent:

          A.    Monthly Base Rent.    Subject to the provisions of Paragraph 4.D. below, commencing on the Rent Commencement Date and continuing on the first day of each month thereafter during the Term, Sublessee shall pay to Sublessor monthly base rent ("Monthly Base Rent") for the Subleased Premises in equal monthly installments as set forth below:

Months	Monthly Base Rent
1-12	$1.15 per rentable square foot per month, or $15,991.90 per month
13-24	$1.20 per rentable square foot per month, or $16,687.20 per month
25-36	$1.25 per rentable square foot per month, or $17,382.50 per month
37-Expiration Date	$1.30 per rentable square foot per month, $18,077.80 per month

As used herein, "month" shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the Term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on a 30-day month. Subject to the provisions of Paragraph 4.B. below, Rent shall be payable without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at Openwave Systems, Inc., 1400 Seaport Boulevard, Redwood City, California 94063, Attn: Real Estate Department, or such other address as may be designated in writing by Sublessor.

          B.    Additional Rent.    In addition to Monthly Base Rent, Sublessee shall pay to Sublessor, at the time that Sublessee pays Monthly Base Rent or, if so notified by Sublessor in writing, within twenty (20) days after receipt of Sublessor's invoice therefor, one hundred percent (100%) ("Sublessee's Percentage Share") of "Lessee's Share" of "Direct Expenses", including, without limitation, "Operating Expenses" and "Tax Expenses" (all as defined in Section 56.2 of the Master Lease), payable by Sublessor to Master Lessor with respect to the Subleased Premises. Sublessee's Percentage Share is determined by dividing the square footage of the Subleased Premises by the square footage of the Premises. Sublessee also shall be responsible for payment of all other "Additional Rent", as defined in Section 56 of the Master Lease, imposed by the Master Lease and applicable to the Subleased Premises, including, without limitation, insurance pursuant to Section 8.1 of the Master Lease, and Real Property Taxes pursuant to Section 10.2(a) and Section 56.2.4 of the Master Lease. Sublessee also shall pay directly to the provider its own

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  utilities, as set forth in Section 11 of the Master Lease, to the extent not provided to the Subleased Premises by Master Lessor, as well as its own telephone, telecommunications and data communications charges. All monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.), including, without limitation, any amounts payable by Sublessor to Master Lessor under the Master Lease with respect to the Subleased Premises, shall be deemed additional rent ("Additional Rent"). Sublessee and Sublessor agree that, except as expressly set forth herein to the contrary, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with the Master Lease and relative to the Subleased Premises during the Term which are payable by Sublessor as Lessee under the Master Lease, such that Sublessor shall receive, as net consideration for this Sublease, full reimbursement thereof; provided that notwithstanding anything in this Section to the contrary, in no event shall Sublessee have any obligation to pay or reimburse Sublessor for any of the following: (a) any costs or expenses incurred by Sublessor in connection with its performance of its obligations under this Sublease; (b) any costs or expenses incurred by Sublessor in connection with its negotiation, preparation, execution or performance of the First Amendment (as defined in Paragraph 32 below); (c) the Termination Fee described in Paragraph 60 of Addendum A to the Master Lease or Section 2 of' the First Amendment; (d) the sale and transfer of the Personal Property by Sublessor to Master Lessor under Section 3 of the Master Lease; or (e) any differential between the amount of the Base Rent payable by Sublessor, as Lessee, to Master Lessor under the Master Lease and the amount of the Monthly Base Rent payable by Sublessee to Sublessor under this Sublease. Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as "Rent."

          C.    Payment of First Month's Rent.    Upon Sublessee's execution of this Sublease, Sublessee shall pay to Sublessor the sum of $15,991.90, which sum shall constitute Monthly Base Rent for the first full month of the Term following the Rent Abatement Period (defined below).

          D.    Abatement of Rent.

            (i)    Rent Abatement Period.    Notwithstanding anything to the contrary contained in this Sublease, Sublessee shall not be obligated to pay Rent under this Sublease for that period commencing on the Commencement Date and expiring on January 31, 2003 ("Rent Abatement Period"). The "Rent Commencement Date" shall be February 1, 2003.

            (ii)   Lease of Adjacent Space.    Also notwithstanding anything to the contrary contained in this Paragraph 4, if Sublessee leases the Adjacent Space (as defined in Paragraph 30 below) pursuant to a direct lease with Master Lessor, Sublessor shall provide to Sublessee the Allowance described in Paragraph 14.B. below. The Allowance shall be in the form of a credit against Rent due under this Sublease, which credit shall commence as of February 1, 2003 and shall continue against Rent due for each month or partial month thereafter until the $50,000.00 has been credited in full. From and after the Commencement Date and continuing for twelve (12) calendar months thereafter ("Reimbursement Period"), Sublessee shall deliver to Sublessor Sublessee's invoices for costs incurred solely in constructing the Adjacent Space Improvements (as defined in Paragraph 14.B. below). If, by the last day of the Reimbursement Peried, Sublessee does not incur costs of $50,000.00 in constructing the Adjacent Space Improvements, Sublessee shall pay to Sublessor an amount equal to the difference between $50,000.00 and the total amount of costs incurred by Sublessee in constructing the Adjacent Space Improvements during the Reimbursement Period. Sublessee shall pay Sublessor any amount payable under the preceding sentence within twenty (20) days after the last day of the Reimbursement Period. In no event shall Sublessee be entitled to a credit against the Allowance for costs incurred after the last day of the Reimbursement Period.

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        5.     Security Deposit:    Upon the execution of this Sublease by Sublessee, Sublessee shall deposit with Sublessor, in cash, the sum of $18,077.80 as security for the performance by Sublessee of the terms and conditions of this Sublease ("Security Deposit"). If Sublessee fails to pay Rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease, then Sublessor may, but shall not be required to, draw upon, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent or other charge in default, for the payment of any other sum which Sublessor has become obligated to pay by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor has suffered thereby. The Security Deposit is not an advance payment of Rent or a measure or limit of Sublessor's damages upon Sublessee's default under this Sublease, and Sublessor shall not be required to keep the Security Deposit separate from Sublessor's general funds or to pay interest therein. Sublessor shall not be deemed a trustee of the Security Deposit. The use, application or retention of the Security Deposit, or any portion thereof, by Sublessor shall not prevent Sublessor from exercising any other right or remedy provided by this Sublease or at law or in equity, it being intended that Sublessor shall not first be required to proceed against the Security Deposit, and the Security Deposit shall not operate as a limitation on any recovery to which Sublessor otherwise may be entitled. If Sublessor so uses or applies all or any portion of the Security Deposit, then Sublessee shall, within five (5) days after demand therefor, deposit cash with Sublessor in the amount required to restore the Security Deposit to the full amount stated above. Within thirty (30) days after the later of the expiration or earlier termination of this Sublease and the date that Sublessee surrenders the Subleased Premises in the condition required by this Sublease, if Sublessee is not then in default hereunder, Sublessor shall return to Sublessee (without interest) so much of the Security Deposit as has not been applied by Sublessor pursuant to this Paragraph, or which is not otherwise required to cure Sublessee's defaults.

        6.     Parking:    During the Term and at no cost to Sublessee, Sublessee shall be entitled to the use of all forty-two (42) parking spaces located in the parking area serving the Building. Sublessee may allocate and mark such spaces for company use and use by visitors in such manner as Sublessee may determine, subject, however, to Sublessee's having obtained Master Lessor's prior written consent.

        7.     Condition of Premises:    On the Commencement Date, Sublessor shall deliver the Subleased Premises to Sublessee with all mechanical, electrical, plumbing and HVAC systems and the roof in good working order. Except as provided in the foregoing sentence, Sublessor shall deliver the Subleased Premises to Sublessee in its "as-is, with all faults" condition, and Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990). Sublessee shall look solely to the Master Lessor for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease, provided, however, that Sublessor shall comply with the obligations and Sublessee shall have the right set forth in Paragraph 24.C. below with respect thereto.

        8.     Sublessee's Indemnification:    In addition to the indemnifications set forth in the Master Lease, including, without limitation, Sections 6.2(d), 7.3(c) and 8.7, and except to the extent caused by Sublessor's gross negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys' and experts' fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessee or its employees, contractors, agents, or invitees; or (ii) a breach of Sublessee's obligations under this Sublease; or (iii) a breach of Sublessee's obligations under the Master Lease to the extent incorporated herein. The foregoing indemnifications and those contained in the Master Lease and incorporated by reference herein shall survive the expiration or earlier termination of this Sublease.

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        9.     Right to Cure Defaults:    If Sublessee fails to pay any sum of money when due to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, upon two (2) business days' prior notice to Sublessee, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the maximum rate permitted by law from the date of the expenditure until repaid.

        10.   Assignment and Subletting:

          A.    Conditions.    Except in strict accordance with the terms of Article 12 and Section 64 of the Master Lease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party ("Transfer"), and Sublessee shall obtain the prior written consent of Sublessor (which consent of Sublessor shall not be unreasonably withheld and shall be granted or denied with twenty-one (21) days after Sublessor's receipt of the information required to be provided by Section 12.2(e) of the Master Lease), and of Master Lessor to any proposed Transfer. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. As a condition of granting its consent to any assignment or subletting, Sublessor shall require that Sublessee pay to Sublessor, as Additional Rent, one hundred percent (100%) of all rent or other consideration received by Sublessee in excess of the Rent called for under this Sublease, after deducting the costs permitted to be deducted pursuant to Section 64.1 of the Master Lease, until Sublessor has received the difference between Monthly Base Rent payable by Sublessee to Sublessor pursuant to this Sublease and the Base Rent payable by Sublessor pursuant to the Master Lease, at which point Sublessor shall be entitled to retain fifty percent (50%) of such excess rent. Any Transfer without the consents required by this Paragraph shall be void and shall, at the option of Sublessor, terminate this Sublease. Sublessor's consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, if Sublessee desires to assign this Sublease or sub-sublease substantially all of the Subleased Premises, Sublessor shall have the right to terminate this Sublease.

          B.    Permitted Transferees.    Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessee, without Sublessor's prior written consent but with notice to Sublessor, may sublet the Subleased Premises or assign this Sublease to: (i) a successor corporation related to Sublessee by merger, consolidation, non-bankruptcy reorganization or government action; or (ii) a purchaser of substantially all of Sublessee's assets located at the Premises (each, a "Permitted Transferee"), provided, however, that in either of the foregoing cases the Permitted Transferee has the same or greater net worth, determined in accordance with generally accepted accounting principles, as that of Sublessee as of the date of Sublessee's execution of this Sublease, as evidenced by documentation reasonably acceptable to Sublessor. Sublessee shall notify Sublessor of any Transfer to a Permitted Transferee within, ten (10) days after the effective date of the Transfer. The foregoing, however, shall not be deemed to release Sublessee from the obligation to obtain the prior written consent of Master Lessor to an assignment of this Sublease or a sublease of the Subleased Premises to a Permitted Transferee if such consent is required by the Master Lease.

        11.   Use:    Sublessee may use the Subleased Premises only for the uses permitted in Sections 1.8 and 6 of the Master Lease and for no other purpose. Upon demand, Sublessee shall pay to Sublessor all taxes or charges imposed by applicable governmental authorities against the Subleased Premises or Sublessor, so long as such tax or assessment is directly related to Sublessor's interest in the Subleased Premises (including, without limitation, assessments imposed as a consequence of the occurrence, storage, use or disposal of Hazardous Substances [as defined in Section 49.(a)(i) of the Master Lease]

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by Sublessee, its agents, employees, contractors or invitees in or about the Subleased Premises or the Building). Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) injure the Subleased Premises, or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor, and with any reasonable rules and regulations imposed by Sublessor.

        12.   Effect of Conveyance:    As used in this Sublease, the term "Sublessor" means the holder of the lessee's interest under the Master Lease. In the event of any transfer of said lessee's interest, the Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder from and after the effective date of the transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations to be performed by Sublessor hereunder from and after the date of the transfer. Sublessor shall transfer and deliver any security of Sublessee to the transferee of said lessee's interest in the Master Lease, and thereupon the Sublessor shall be discharged from any further liability with respect thereto.

        13.   Acceptance:    The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an "as is, with all faults" basis and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as set forth in Paragraph 7 above or the Estoppel Certificate (Master Lease—Lessee) provided by Sublessor to Sublessee, a copy of which is set forth in Exhibit C hereto and incorporated by reference herein. Sublessee hereby represents to Sublessor that (i) Sublessee has fully inspected the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities and improvements and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Subleased Premises and Sublessee's willingness to enter into this Sublease, (ii) Sublessee is relying on its inspection in subleasing the Subleased Premises, and (iii) Sublessee has received no representations or warranties from Sublessor other than with respect to the physical condition of the Premises (as set forth in Paragraph 7 above) on which Sublessee has relied in entering into this Sublease.

        14.   Improvements:

          A.    Conditions.    No alterations or improvements shall be made to the Subleased Premises except in strict accordance with this Sublease and Sections 7.3 and 7.4 of the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee's construction of any improvements to the Subleased Premises. Sublessor acknowledges that Sublessee intends to install, for its exclusive use, a diesel-powered generator supplying dedicated, uninterrupted power to the Subleased Premises. Sublessor consents to the installation of the generator, but such consent does not relieve Sublessee of the obligation to obtain Master Lessor's consent to such installation or the location thereof. Upon the expiration or earlier termination of this Sublease, Sublessee, at its sole cost, shall be responsible for removing any and all alterations or improvements installed in the Subleased Premises by or on behalf of Sublessee, including the generator, if the removal is required by Master Lessor, and restoring the Subleased Premises to its condition immediately prior to the alteration or improvement.

          B.    Sublessee Improvements.    If Sublessee does lease the Adjacent Space pursuant to a direct lease with Master Lessor, Sublessor acknowledges Sublessee intends to construct certain improvements in the Adjacent Space, all of which shall be constructed at Sublessee's sole cost and expense. Notwithstanding anything to the contrary contained in this Sublease, Sublessor shall

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  provide to Sublessee a tenant improvement allowance of $50,000.00 ("Allowance"), which Allowance shall be applicable solely to Sublessee's construction of improvements in the Adjacent Space, including, but not limited to, the electrical subpanel for the Adjacent Space, the wiring for the Adjacent Space (including that from the subpanel) and the HVAC equipment and installation for the Adjacent Space ("Adjacent Space Improvements"). The Allowance shall be paid by Sublessor to Sublessee by way of a credit against Rent due under this Sublease in accordance with the provisions of Paragraph 4.D.(ii) above.

        15.   Waiver of Subrogation and Release:    Sublessor and Sublessee hereby release each other from any injury to persons, damage to property, or loss of any kind which is caused by or results from any risk insured against under any valid and collectable property insurance policy carried by either party. Each party shall cause each property insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by such policy. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent, for any reason, including, without limitation: (i) failure or interruption of any utility system or service; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease, provided, however, that Sublessor shall comply with the obligations and Sublessee shall have the rights set forth in Paragraph 24.C. below with respect thereto. Notwithstanding the foregoing to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee's Rent obligations with respect to the Subleased Premises also shall be abated. Sublessor and Sublessee are corporations, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporation.

        16.   Default:    Sublessee's performance of each of its obligations under this Sublease constitutes a condition as well as a covenant, and Sublessee's right to continue in possession of the Subleased Premises is conditioned upon such performance. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 13.1 of the Master Lease.

        17.   Remedies:    In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Section 13.1 of the Master Lease), Sublessor shall have all remedies provided by applicable law and in equity, including, without limitation, all rights pursuant to Sections 13.2, 13.3, 13.4 and 13.5 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

        18.   Surrender:    Unless Sublessee has entered a direct lease for the Subleased Premises with Master Lessor commencing on May 1, 2006, on or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations and improvements, including, without limitation, the generator (if removal is required by Master Lessor), and shall surrender the Subleased Premises to Sublessor in the condition required by Section 7.4 of the Master Lease, free of Hazardous Substances stored, used or disposed of by Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the maximum rate permitted by law. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including attorneys' and experts' fees) resulting from Sublessee's delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.

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        19.   Brokers:    Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except CB Richard Ellis, representing Sublessor, and Colliers Seeley International, representing Sublessee ("Brokers"). Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublessor shall be responsible for payment of any brokerage commission due to the Brokers in connection with this Sublease pursuant to the terms of a separate agreement between Sublessor and CB Richard Ellis.

        20.   Notices:    Unless five (5) days' prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) sent by facsimile; (ii) personally delivered, or (iii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease and when sent to Master Lessor in the manner and at the address set forth in Article 23 of the Master Lease.

        21.   Severability:    If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

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        22.   Amendment:    This Sublease may not be amended except by the written agreement of all parties hereto.

        23.   Attorneys' Fees:    If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees, court and other costs pursuant to the provisions of Article 31 of the Master Lease.

        24.   Other Sublease Terms:

          A.    Incorporation By Reference.    Except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated, into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Lessor" and "Lessee" shall be deemed a reference to "Sublessor" and "Sublessee", respectively, except as expressly set forth herein; (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, Sublessor's obligations and Sublessee's rights with respect thereto shall be as set forth in Paragraph 24.C. below; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults (provided, however, that if any cure period provides for three (3) days or less to perform, Sublessee shall have two (2) business days to perform); (vi) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master Lessor under the Master Lease with respect to compliance with laws, condition of the Premises or Hazardous Substances, and (c) subject to the provisions of Paragraph 24.C. below, obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Premises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublessor liable therefor; and (vii) with respect to any approval required to be obtained from the "Lessor" under the Master Lease, such consent must be obtained from both the Master Lessor and the Sublessor, and, except as otherwise expressly set forth in this Sublease, the approval of Sublessor may be withheld if the Master Lessor's consent is not obtained.

        The following paragraphs of the Master Lease hereby are incorporated into this Sublease:

        Sections 1.8 and 1.9 (except that the reference to "Lessor" shall mean Master Lessor) and 1.12;

        Section 2.3, except that (i) the reference to "Lessor" in the first and sixth sentences of this Section shall mean only Master Lessor; (ii) the reference to "Start Date" in that sentence shall mean the Start Date of the Master Lease, (iii) the fourth and fifth sentences hereby are deleted, (iv) references to "Lessor" in Sections 2.3(a) and (b) shall mean only Master Lessor, and (v) Sublessee shall exercise the termination rights set forth in Sections 2.3 (a) and (b) only with the prior written consent of Sublessor, which shall not be unreasonably withheld or delayed;

        Section 2.4;

        Section 3.4;

        Article 6, except that references to "Lessor" in Section 6.2(e), the first sentence of Section 62(f) and in Section 6.2(g) shall mean only Master Lessor;

        Sections 7.3 and 7.4;

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        Article 8, except that (i) references to "Lessor" in Sections 8.2(b) and Sections 8.3(a), (b) and (c) shall mean only Master Lessor, and (ii) references in Article 8 to "Insuring Party" shall mean only Master Lessor;

        Article 9, except that (i) references to "Lessor" in Sections 9.1, 9.2, 9.3, 9.5 and 9.6(b) shall mean only Master Lessor, (ii) the references to "Insuring Party" in Article 9 shall mean only Master Lessor, (iii) the reference to "Paragraph 8.6" in Section 9.4 shall mean Paragraph 15 of this Sublease; and (iv) Sublessee shall not exercise the termination right set forth in Section 9.6(b) without the prior written consent of Sublessor, which shall not be unreasonably witheld or delayed;

        Articles 10 through 12;

        Article 13, except that the last two sentences of Section 13.3 hereby are deleted;

        Article 14, except that (i) references to "Lessor" shall mean only Master Lessor, and (ii) references to "Lessee" in the last sentence of Article 14 shall mean both Sublessor and Sublessee, with respect to thc alterations and improvements installed by each party;

        Articles 16 through 22, except that (i) the first three sentences of Article 17 hereby are deleted, and (ii) references to "Lessor" in the fourth sentence of Article 17 shall mean only Master Lessor;

        Article 23, for purposes of providing notice to Master Lessor only;

        Article 24;

        Articles 26 through 36, except that (i) references to "Lessor" in Article 30 shall mean only Master Lessor, and (ii) the last two sentences of Section 30.3 hereby are deleted;

        Article 38;

        Articles 40 through 48, except that references to "Lessor" in Articles 40 and 42 shall mean only Master Lessor;

        Article 56 of Addendum "A", except that references to "Lessor" in Sections 562.3.1(f) and (g), in Section 56.2.3.2(n), in the last two full paragraphs of Section 56.2.3.2 and in Section 56.3 shall mean only Master Lessor;

        Article 57 of Addendum "A", except that references to "Lessor" in Section 57.2 shall mean only Master Lessor;

        Articles 58 and 59 of Addendum "A"; and

        Article 64 of Addendum "A", except that until Sublessor has received from Sublessee in connection with any assignment or subletting that portion of any Transfer Premium that is equal to the difference between Monthly Base Rent payable by Sublessee to Sublessor hereunder and Base Rent payable by Sublessor to Master Lessor under the Master Lease, the reference to "50%" in the second-to-last line of the first full paragraph of Article 64 shall mean 100%.

        All references to "Start Date" in the incorporated provisions of the Master Lease shall mean the Commencement Date of this Sublease.

          B.    Assumption of Obligations:    This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder, provided, however, that in the event of a conflict between the provisions of this Sublease and the provisions of the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; (ii) to perform all the obligations on the part of the "Lessee" to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term to the extent

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  incorporated herein; and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys' and experts' fees) arising out of Sublessee's failure to comply with or to perform Sublessee's obligations hereunder or the obligations of the "Lessee" under the Master Lease as herein provided, or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall survive the termination of this Sublease.

          C.    Sublessor's Obligation, Sublessee's Right.    With respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's commercially reasonable efforts to obtain the Master Lessor's performance thereof, without requiring Sublessor to spend more than a nominal sum, in excess of which sum such costs shall be payable by Sublessee. If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Master Lessor with respect to the Subleased Premises, or if Master Lessor fails to perform after Sublessor has taken commercially reasonable efforts to obtain Master Lessor's performance, Sublessee shall have the right to exercise such rights and remedies under the Master Lease as are available to Sublessor its own name ("Action",) and for that purpose and only to such extent, all of the rights of Sublessor as Tenant under the Master Lease hereby are conferred upon and assigned to Sublessee, and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Subleased Premises. If any such Action against Master Lessor in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided, however, that whether Sublessee takes the Action in its own name or in Sublessor's name, Sublessee shall first have obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld, and, provided further, that in the event of any Action Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without limitation, reasonable attorneys' fees and expenses) which Sublessor may incur or suffer by reason of such Action.

        25.   Conditions Precedent:    This Sublease and Sublessor's and Sublessee's obligations hereunder are contingent upon the following conditions being deemed satisfied or waived by the Termination Date: (i) obtaining the written consent of the Master Lessor to this Sublease (which consent shall include Master Lessor's consent to Sublessee's use of the Personal Property, if applicable pursuant to Paragraph 33 below); (ii) the execution by Subiessee and Master Lessor of the Agreement (as defined in Paragraph 31 below); and (iii) obtaining the written consent of Master Lessor to Sublessee's installation of an emergency generator at the Subleased Premises. The foregoing conditions collectively shall be referred to as the "Sublessee Conditions". Sublessee shall provide to Master Lessor all financial and other information requested by Master Lessor pursuant to Section 12.2(e) of the Master Lease. If one or more of the Sublessee Conditions has not been deemed satisfied or waived by the Termination Date, Sublessee shall have the right to terminate this Sublease pursuant to the provisions of Paragraph 3.C. above. If Sublessee has not timely exercised its right to terminate this Sublease by the Termination Date, and one or more of the Sublessee Conditions has not been deemed satisfied or waived within seven (7) days after the Termination Date, Sublessor shall have the right to terminate this Sublease, in which case neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee's execution hereof. The return of all sums paid by Sublessee to Sublessor shall be Sublessee's sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

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        26.   Signage:    At no cost to Sublessor, Sublessee shall have the right to use Building and monument signage available to Sublessor pursuant to Article 34 of the Master Lease, subject to the prior written consent of Master Lessor.

        27.   No Offer.    Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 25 above.

        28.   Sublessee's Financial Statements:    Upon the reasonable request of Sublessor and/or Master Lessor, Sublessee shall promptly deliver to Sublessor and Master Lessor a copy of Sublessee's unaudited financial statement for the then-current fiscal year, which financial statement or statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by a certificate of Sublessee's Chief Financial Officer stating that such statements have been prepared in accordance with generally accepted accounting principals consistently applied and fairly present the financial condition and results of operations of Sublessee at the date thereof and for the periods covered thereby. Sublessor shall (a) treat Sublessee's financial statements and the information provided therein as Sublessee's confidential information, and (b) neither use nor disclose such statements or information to any person or for any purpose not directly related to this Sublease, except that Sublessor may disclose such statements or information to the extent required by law or by court order, or in connection with any proposed merger or acquisition contemplated by Sublessor, so long as such third party agrees to keep such statements or information confidential.

        29.   Estoppel Certificates:    Within seven (7) days after receipt of demand by Sublessor or Master Lessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate to Sublessor in connection with the Sublease in the form required pursuant to Article 16 of the Master Lease.

        30.   Adjacent Space:    Sublessee acknowledges that the unimproved space located on the second floor of the Building adjacent to the Subleased Premises ("Adjacent Space") is not a part of the Subleased Premises. Sublessor acknowledges that Sublessee intends to negotiate with Master Lessor a direct lease for the Adjacent Space with a term concurrent with the Term of this Sublease. Notwithstanding the foregoing, if for any reason Sublessee and Master Lessor do not execute and deliver a direct lease for the Adjacent Space, Sublessee shall not have any right to terminate this Sublease.

        31.   Subordination, Non-Disturbance and Attornment Agreement:    Sublessor acknowledges that Sublessee intends to request that Master Lessor enter a Subordination, Non-Disturbance and Attornment Agreement ("Agreement") in a form acceptable to both Sublessor and Sublessee in the sole and absolute discretion of each. If by the Termination Date (i) Sublessor and Sublessee cannot agree on a form of Agreement acceptable to both parties in their sole and absolute discretion, or (ii) if Master Lessor fails or refuses to execute an Agreement already acceptable to Sublessor and Sublessee, Sublessee shall have the right to terminate this Sublease pursuant to the provisions of Paragraph 3.C. above. In addition, if Sublessor and Sublessee have timely agreed upon a form of Agreement but Master Lessor, as a condition of entering the Agreement, requires Sublessor to provide additional security (in the form of cash, letter of credit or any other form) under the Master Lease, or otherwise guarantee Sublessee's performance under this Sublease, Sublessor shall have the right to terminate this Sublease, in which case neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee's execution hereof. The return of all sums paid by Sublessee to Sublessor shall be Sublessee's sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

        32.   Eirst Amendment to Master Lease:    Sublessor and sublessee acknowledge and agree that the expiration date for the term of the Master Lease is April 30, 2011, and that Sublessor has an option to terminate the Master Lease as of April 30, 2006 pursuant to Section 60 of the Master Lease. Not later

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than the Commencement Date, Sublessor and Master Lessor shall have entered a First Amendment to the Master Lease ("First Amendment") providing that (i) the termination date of the Master Lease will be April 30, 2006; and (ii) Master Lessor shall purchase the personal property currently located within the Subleased Premises ("Personal Property"), all as more particularly described on Exhibit B attached hereto and incorporated by reference herein, as of the Commencement Date. If for any reason the First Amendment is not executed and delivered by Sublessor and Master Lessor on or before the Commencement Date, Sublessor (a) shall timely exercise its termination option pursuant to Section 60 of the Master Lease, (b) shall permit Sublessee to use the Personal Property pursuant to Paragraph 33 below, and (c) shall deliver to Sublessee a copy of the notice of termination provided by Sublessor to Master Lessor under Section 60 of the Master Lease promptly after its delivery of such notice. Sublessor acknowledges that Sublessee has obtained from Master Lessor an option to lease the Subleased Premises after April 30, 2006, and that Sublessee is relying on Sublessor's agreement to terminate the Master Lease on April 30, 2006, in connection with its execution and delivery of this Sublease.

        33.   Personal Pronerty:    If Sublessor has not transferred the Personal Property to Master Lessor pursuant to Paragraph 32 above, Sublessor shall provide to Sublessee, at no additional cost to Sublessee, the use of the Personal Property during the Term. Sublessee acknowledges that Sublessee shall talk possession of the Personal Property pursuant to this Paragraph on an "as is, where is, with all faults" basis, and that Sublessee shall not rely on any representations or warranties of any kind whatsoever, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose; provided, however, that Sublessor shall represent for the benefit of Sublessee, if Sublessee uses the Personal Property pursuant to this Paragraph, that Sublessor owns the Personal Property free and clear of all liens. Sublessor shall have no obligation to repair, maintain, replace or insure the Personal Property. Upon the expiration or earlier termination of this Sublease, Sublessee shall return the Personal Property to Sublessor in the condition and in the configuration received, ordinary wear and tear excepted. Any damage or deterioration of the Subleased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices. Sublessee's failure to so return the Personal Property to Sublessor as required by this Paragraph shall be a material default under this Sublease.

[signatures appear on next page]

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        IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year fist above written.

SUBLESSEE:		SUBLESSOR:
FASTCLICK, INC., a California corporation		OPENWAVE SYSTEMS, INC., a Delaware corporation
By:	/s/ DAVE GROSS Dave Gross	By:	/s/ ALAN BLACK Alan Black
Its:	CFO	Its:	CFO and Sr. VP
Address:	5385 Hollister Ave., Suite 201 Santa Barbara, California 93111 Attn: Chief Financial Officer	Address:	1400 Seaport Boulevard Redwood City, CA 94063 Attn: Real Estate Department
Telephone:	(805) 964-2266	Telephone:	(650) 480-8000

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EXHIBIT A
MASTER LEASE
(to be attached)
Exhibit A

[LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE—NET
(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

        1.     Basic Provisions ("Basic Provisions")

          1.1   Parties: This Lease ("Lease"), dated for reference purposes only May 16, 2000, is made by and between Olive Court, a DBA of Cerdoc LP and Universal Court, LTD, both of which are California limited partnerships, ("Lessor") and Software.com, a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

          1.2   Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as 512 S. Gutierrez, located in the County of Santa Barbara, State of CA, and generally described as (describe briefly the nature of the property and, if applicable, the "Project", if the property is located within a Project) A new, first class research/development/office building being Phase 2 of the Olive Court Project ("Project") and consisting of Aux. 14,300 rentable sq. ft., plus on-site amenities pursuant to plans and specs by Lanvik and Minor (sheets No. 1-L-4) dated Jan. 26, 2000. ("Premises"). (See Also Paragraph 2)

          1.3   Term: 10 years and 0 months ("Original Term") commencing upon issuance of a certificate of Occupancy by the City of Santa Barbara for the Premises, including the Tenant Improvements which Lessor anticipates will occur on or before April 1, 2001 ("Commencement Date") and ending 10 years from Commencement Date ("Expiration Date"). (See also Paragraph 3 and 54)

          1.4   Early Possession: 30 days prior to estimated Commencement Date ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

          1.5   Base Rent: $ See Paragraph 53 per month ("Base Rent"), payable on the First day of each month commencing See Paragraph 54 (See also Paragraph 4)

        ☒    If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

          1.6   Base Rent Paid Upon Execution: $27,885.00 as Base Rent for the period First Month's Rent.

          1.7   Security Deposit: $ NONE ("Security Deposit"). (See also Paragraph 5)

          1.8   Agreed Use: Research and development of communications software/hardware and related administrative, marketing and general office use. (See also Paragraph 6).

          1.9   Insuring Party. Lessor is the "Insuring Party" unless otherwise stated herein. (See also Paragraph 8)

          1.10 Real Estate Brokers: (See also Paragraph 15)

            (a)   Representation: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

    ☐                  represents Lessor exclusively ("Lessor's Broker");
    ☐                  represents Lessee exclusively ("Lessee's Broker"); or
    ☒                  Pacifica Commercial Realty represents both Lessor and Lessee ("Dual Agency").

            (b)   Payment to Brokers: ~~Upon execution and delivery of this Lease by both Parties,~~ Lessor shall pay to the Broker the fee agreed to in their separate written agreement ~~(or if there is no such agreement, the sum of            % of the total Base Rent for the brokerage services rendered by said Broker).~~

          ~~1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by             ("Guarantee"). (See also Paragraph 87).~~

          1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 50 through 64 and Exhibits A and B, all of which constitute a part of this Lease.

        2.     Premises.

          2.1   Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. ~~Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.~~

          2.2   Condition. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, ~~so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date,~~ warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "Building") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from the Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. ~~If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof and the structural portions of the roof, foundations and bearing walls, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.~~

          2.3   Compliance. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:

            (a)   Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

            (b)   If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

            (c)   Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

          2.4   Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the all and proposed plans ~~condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements),~~ and their suitability for Lessee's intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

          ~~2.5   LESSEE AS PRIOR OWNER/OCCUPANT. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

        3.     Term.

          3.1   Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3 and 54.

          3.2   Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

          3.3   Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. ~~If possession is not delivered within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing within ten (10) days after the end of such sixty (60) day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said ten (10) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within four (4) months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~

          3.4   Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

        4.     Rent.

          4.1   Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").

          4.2   Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

        5.     ~~Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.~~

        6.     Use.

          6.1   Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

          6.2   Hazardous Substances.

            (a)   Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

            (b)   Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as existing on the Commencement Date, or previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

            (c)   Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

            (d)   Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this lease with respect to hazardous substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

            (e)   Lessor Indemnification. Lessor and its successors and assigns shall Indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

            (f)    Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

            (g)   Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, ~~or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.~~

          6.3   Lessee's Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the reasonable requirements of any applicable fire insurance underwriter or rating bureau, ~~and the recommendations of Lessor's engineers and/or consultants~~ which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

          6.4   Entry By Lessor; Compliance. Lessor receives the right to enter the Premises in a manner which does not unreasonably interfere with Lessee's business for purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. Such entry by Lessor shall occur only during regular business hours after (i) providing forty-eight (48) hours advanced written notice, (ii) arranging to have a representative of Lessee present at all times during the inspection. In the case of an emergency, as defined herein, no advance notice or accompaniment by a Lessee representative shall be required. An emergency shall be deemed to be an event or occurrence threatening life or property. Lessee may absolutely prevent Lessor's access (except in the event of an emergency) to limited limited "safe areas" where lessee stores confidential information. The restricted access safe areas shall not exceed a total of 200 square feet. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is reasonably attributable to Lessee's business on the Premises and ordered or requested by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. ~~[ILLEGIBLE]:~~

        7.     Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

          7.1   ~~LESSEE'S OBLIGATIONS.~~

            ~~(a)   In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.~~

            ~~(b)   Service Contracts. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.~~

            ~~(c)   Replacement. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.~~

          ~~7.2   Lessor's Obligations. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.~~

          7.3   Utility Installations; Trade Fixtures; Alterations.

            (a)   Definitions; Consent Required. The term "Utility Installations" refers to all ~~floor and window coverings,~~ air lines, power panels, electrical distribution, security and fire protection systems, ~~communication systems, lighting fixtures,~~ HVAC equipment, plumbing, and fencing in or on the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $200,000 ~~$50,000~~ in the aggregate or $20,000 ~~$10,000~~ in any one year.

            (b)   Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

            (c)   Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

          7.4   Ownership; Removal; Surrender; and Restoration.

            (a)   Ownership. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. ~~Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.~~ Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

            (b)   Removal. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

            (c)   Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

        8.     Insurance; Indemnity.

          8.1   Payment for Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.

          8.2   Liability Insurance.

            (a)   Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "Additional Insured—Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

            (b)   Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

          8.3   Property Insurance—Building, Improvements and Rental Value.

            (a)   Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed ~~$4,000~~ per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

            (b)   Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

            (c)   Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises. Additionally, Lessee shall not be obligated to pay for any increases in premiums attributable increases causes by the acts, commissions, uses or occupancies of any other tenants of the Project.

          8.4   Lessee's Property/business Interruption Insurance.

            (a)   Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

            (b)   Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

            (c)   No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

          8.5   Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

          8.6   Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

          8.7   Indemnity. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

          8.8   Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom except in the event of Lessor's gross negligence, bad faith breach of this Lease, or willful misconduct under the Lease.

        9.     Damage or Destruction.

          9.1   Definitions.

            (a)   "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (b)   "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

            (c)   "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

            (d)   "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

            (e)   "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

          9.2   Partial Damage—Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or

  (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

          9.3   Partial Damage—Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

          9.4   Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

          9.5   Damage Near End of Term. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

          9.6   Abatement of Rent; Lessee's Remedies.

            (a)   Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

            (b)   Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

          9.7   Termination—Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

          9.8   Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

        10.   Real Property Taxes.

          10.1 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, ~~including but not limited to, a change in the ownership of the Premises,~~ except for increases attributable to any reassessment of the Premises and/or Project due to (i) any sale, lease, refinancing, or change in ownership, or (ii) any improvement to buildings within the Project other than the Premises.

          10.2

            (a)   Payment of Taxes. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

            (b)   Advance Payment. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

          10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

          10.4 Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

        11.   Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

        12.   Assignment and Subletting.

          12.1 Lessor's Consent Required.

            (a)   Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

            (b)   A change in the control of Lessee (to a merger of acquisition) shall constitute an assignment requiring consent. ~~The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.~~

            ~~(c)   The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "NET WORTH OF LESSEE" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

            (d)   An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

            (e)   Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

          12.2 Terms and Conditions Applicable to Assignment and Subletting.

            (a)   Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

            (b)   Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

            (c)   Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

            (d)   In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

            (e)   Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 or ten percent (10%) of the current monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

            (f)    Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

          12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

            (a)   Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

            (b)   In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

            (c)   Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

            (d)   No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

            (e)   Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

        13.   Default; Breach; Remedies.

          13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

            (a)   The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

            (b)   The failure of Lessee to make any payment of Rent ~~or any Security Deposit~~ required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee.

            (c)   The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

            (d)   A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

            (e)   The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

            ~~(f)    The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.~~

            ~~(g)   If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~

          13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

            (a)   Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of the Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any repaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

            (b)   Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

            (c)   Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state where in the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

          13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance. The Tenant improvements constructed prior to the Commencement Date and with [illegible] the Tenant Improvement Allowances provided for in the Lease are acknowledged by Lessor and Lessee to be an inducement, and should Lessee be obligated to [ILLEGIBLE] for such Tenant Improvements pursuant to this Paragraph 13.3, the reimbursement shall be limited to the unamortized value component of the Tenant Improvement [ILLEGIBLE] with the Tenant Improvement Allowance funds. For purposes of this Lease, Tenant Improvements shall be deemed to have a useful life of ten (10) years.

          13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

          13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

          13.6 Breach By Lessor.

            (a)   Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

            (b)   Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent ~~or the Security Deposit,~~ and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

        14.   Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for ~~diminution in value of the leasehold,~~ the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

        15.   Brokers' Fee.

          15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located,

  (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

          15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Each Broker shall be a third party beneficiary of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to a Broker any amounts due as and for commissions pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within ten (10) days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker.

          15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

        16.   Estoppel Certificates.

            (a)   Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

            (b)   If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

            (c)   If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall delivery to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

        17.   Definition of Lessor. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

        18.   Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

        19.   Days. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

        20.   Limitation on Liability. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

        21.   Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

        22.   No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

        23.   Notices.

          23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, ~~or by facsimile transmission,~~ and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

          23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight

  (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

        24.   Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

        25.   Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

        26.   No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

        27.   Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        28.   Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

        29.   Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

        30.   Subordination; Attornment; Non-Disturbance.

          30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

          30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

          30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

          30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

        31.   Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

        32.   Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises pursuant to Paragraph 6.4. ~~At any time, in the case of an emergency, and otherwise at [ILLEGIBLE] times for the purpose of showing the same prospective purchasers, lenders, or lessees, and making such alterations, re[ILLEGIBLE] improvements or additions to be [ILLEGIBLE] as Lessor may deem necessary.~~ All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "For Sale" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs. Lessee may at any time place on or about the Premises any ordinary "For Sublease" sign.

        33.   Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

        34.   Signs. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

        35.   Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

        36.   Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

        37.   ~~Guarantor.~~

          ~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.~~

          ~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~

        38.   Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

        39.   Options.

          39.1 Definition. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any Lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

          39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee and/or approval [ILLEGIBLE], ~~and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

          39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

          39.4 Effect of Default on Options.

            (a)   Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

            (b)   The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

            (c)   An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

        40.   Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

        41.   Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

        42.   Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

        43.   Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

        44.   Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

        45.   Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

        46.   Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

        47.   Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

        48.   Multiple Parties. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

        49.   Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☒ is ☐ is not attached to this Lease.

        LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

        ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

        1.     SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

        2.     RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

        WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

        The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Santa Barbara	Executed at:	Santa Barbara
on:		on:
By LESSOR:		By LESSEE:
Olive Court, a DBA of Cerdoc LP and Universal Court, LTD. Calif. Limited Partnership		Software.com, a Delaware corporation
By:	/s/ LOUIS B. WEIDER	By:	/s/
Name Printed:	Louis B. Weider	Name Printed:
Title:	General Parties Universal Court, Ltd.	Title:
By:	/s/ ROSARIO PERRY	By:
Name Printed:	Rosario Perry	Name Printed:
Title:	President of Carmarroco, Inc. (a Nevada Corporation) the General Partner of Cerdoc LP.	Title:
Address:	1769 San Leandro Lane Montecito, Calif., 93108	Address:	525 Anacapa St. Santa Barbara, CA 93101
Telephone:	(805) 565-0705	Telephone:	(805) 882-2470
Facsimile:	(805) 565-0709	Facsimile:
Federal ID No.		Federal ID No.

NOTE:
These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616.

Initials	/s/

© 1997—AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION.	[ILLEGIBLE]

[FASTCLICK.COM LOGO]

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated	May 16, 2000
By and Between (Lessor)	Olive Court, a DBA of Cerdoc LP and Universal Court, LTD
(Lessee)	Software.com, a Delaware Corporation
Address of Premises:	512 E Gutierrez Street, Santa Barbara, CA

Paragraph 51

A.    OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for 2 additional 60 month periods commencing when the prior term expires upon each and all of the following terms and conditions:

          (i)    In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence, time being of the essence. If proper notification of its exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

          (ii)   The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

          (iii)  Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

          (iv)  This Option is personal to the original Lessee and approved assignee, and cannot be assigned or exercised by anyone other than said original Lessee, or an approved assignee, and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

          (v)   The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below:

    (Check Method(s) to be Used and Fill in Appropriately)

          ☒    1.    Cost of Living Adjustment(s) (COLA)

              a.     On (Fill in COLA Dates): Eleven years from Commencement Date, and annually thereafter, and if the second option is exercised, then 16 years from Commencement Date, and annually thereafter the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☒ CPI U (All Urban Consumers), for (Fill in Urban Area):

Los Angeles, Anaheim, Orange County All items (1982-1984 = 100), herein referred to as "CPI."

1

              b.     The monthly rent payable in accordance with paragraph A.1.a. of the Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph A.1.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is two months prior to (select one): ☐ the first month of the term of this Lease as set forth in paragraph 1.3 ("Base Month") or ☒ (Fill in Other "Base Month"): commencement of option periods 1 & 2 respectively. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

              c.     In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such Alternative Index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

          ☒    3.    Market Rental Value Adjustment(s) (MRV)

              a.     On (Fill in MRV Adjustment Date(s))10 years from Commencement Date, and if the second option is exercised, then again 15 years from the Commencement Date.
      the Base Rent shall be adjusted in the "Market Rental Value" of the property as follows:

                1)    Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

                  (a)   Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days. Any associated costs will be split equally between the Parties, or

                  (b)   Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

                    (i)    Within [ILLEGIBLE] days the Lessor and Lessee shall each select an ☐ appraiser, or ☒ Broker ("Consultant"—check one) of their choice to act as an arbitrator. Two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

                    (ii)   The three arbitrators shall within thirty days of the appointment of the third arbitrator reach a decision as to what the actual MRV of the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

                    (iii)  If either of the Parties fails to appoint an arbitrator within the specified fifteen days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

                    (iv)  The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, i.e. the one that is NOT the closest to the actual MRV.

2

                2)    Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.

              b.     Upon the establishment of each New Market Rental Value:

                1)    the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

                2)    the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

[ILLEGIBLE]

B.    NOTICE:

        Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C.    BROKER'S FEE:

        The Brokers specified in paragraph 1.10 shall be paid a Brokerage Fee in accordance with the separate written listing agreement between Lessor and Broker ~~for each adjustment specified above in accordance with paragraph 15 of the Lease~~.

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[LOGO]

RENT ADJUSTMENT(S)
STANDARD LEASE ADDENDUM

Dated	May 16, 2000
By and Between (Lessor)	Olive Court, a DBA of Cerdoc LP and Universal Court, LTD.
(Lessee)	Software.com, a Delaware corporation
Address of Premises:	512 E. Gutierrez Street, Santa Barbara, CA

Paragraph 50

A.
RENT ADJUSTMENTS:
The monthly rent for each month of the adjustment period(s) specified below shall be increased using the method(s) indicated below:

(Check method(s) to be Used and Fill in Appropriately)

☒    1.    Cost of Living Adjustment(s) (COLA)

        a.     On (Fill in COLA dates): First anniversary of Commencement Date and annually thereafter the Base Rent shall be adjusted by the change, if any, from the Base Month specified below. In the Consumer Price Index of the Bureau of Labor Statistics the U.S. Department of Labor for (select one): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☒ CPI U (All Urban Consumers), for (Fill in Other Area): Los Angeles, Anaheim, Orange County
All Items (1902-1984 = 100), herein referred to as "CPI".

        b.     The monthly rent payable in accordance with paragraph A.1.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month two months prior to the month(s) specified in paragraph A.1.a. above during which the adjustment is to take effect, and the denominator of which shall be the CPI of the calendar month which is two months prior to (select one): ☒ the first month of the term of this lease as set forth in paragraph 1.3 ("Base Month") or ☐ (Fill in Other "Base Month"):                . The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new monthly rent be less than the rent payable for the month immediately preceding the rent adjustment.

        c.     In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the Index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree or such alternative Index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbritrators shall be binding upon the parties. The cost of said Arbritation shall be paid equally by the Parties.

[ILLEGIBLE]

B.
NOTICE

        Unless specified otherwise herein, notice of any such adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph [ILLEGIBLE] of the Lease.

C.
BROKER'S FEE.

        The Brokers specified in paragraph 1-10 shall be paid a Brokerage Fee in accordance with the separate written listing agreement between Lessor and with each adjustment specified above with accordance with paragraph 15 of the Lease.

Lease Terms for 985 SF Addition to
Fastclick Sublease at 512 East Gutierrez Street

        Olive Court L.P. (Lessor) and Fastclick.com, Inc. (Fastclick and Sublessee) have agreed to the lease of the additional 985 SF space(Server room) on the 2nd floor of the Building located at 512 East Gutierrez Street on the following terms:

1.
Lease to commence the first of the month that operations start in the designated 985 SF (i.e. Server Room), but no later than November 1, 2003

2.
Lease will terminate at the same time as the Building Lease on April 30, 2006.

3.
The terms of the Server Room Lease will be those applicable terms contained in the "Sublease" between Openwave Systems, Inc. and Fastclick, Inc. dated November 25, 2002 and the "Nondisturbance and Attomment Agreement" between Olive Court L.P. and Fastclick.com, Inc dated November 21, 2002.

4.
The Lease will be NNN and the monthly rent will be $1.70 SF amounting to $1,674.50 payable in advance, beginning at Lease Commencement.

5.
Annual cumulative CPI adjustments will be made beginning as of May 1, 2004. The first increase, if any, will cover the period from commencement to April 30, 2004 and subsequent increases will be annually each May 1. The calculation of CPI adjustments will be in accordance with paragraph 50 of the Master Lease between Olive Court L.P. (Lessor) and Openwave Systems, Inc. (Tenant) dated May 16, 2000.

6.
For purposes of determining "Additional Rent" as defined in Section 4B of the Sublease and Paragraph 56 of the Master Lease, all applicable Olive Court common area costs and expenses will be allocated to the Building Lease space Square Footage, including the 985 SF.

7.
As compensation to Fastclick for Server Room improvements, Olive Court will provide Fastclick with a $15,000 Lease rent inducement at the rate of $1,500.00 a month for 10 months starting the month this lease commences. In the event the Lease for the Building space is renewed for a minimum 5 year term starting May 1, 2006 on Lease terms to be agreed upon, Olive Court will provide Fastclick with a $17,000 Lease rent inducement, on payment terms to be agreed to by Olive Court and Fastclick.

8.
Olive Court will reimburse Fastclick for professional services from Dudek &* Associates for obtaining City approvals of the 985 SF and the designation of "Office Use" for the building, all as contained in City of Santa Barbara Planning Commission Resolution No. 025-03, dated May 22, 2003. The reimbursement will be 50% of the Dudek charges, evidenced by paid invoices, not to exceed $7,500.00. The remaining 50% will be paid, not to exceed $7,500.00, during May 2006 in the event that Fastclick does not renew the Building Lease.
Agreed by Fastclick.com, Inc.	Agreed by Olive Court, L.P.
/s/ DAVE GROSS CEO 7/9/03	/s/ LOUIS WEIDER General Partner of Universal Count, Ltd., General Partner July 1, 2003

*
And others, not to exceed $15,000

COMMENCEMENT DATE MEMORANDUM

        This Commencement Date Memorandum is executed as of November 25, 2002, pursuant to that certain Sublease, dated as of November 25, 2002 ("Sublease"), with respect to the Subleased Premises located at 512 East Gutierrez Street, Santa Barbara, California, by and between Openwave Systems, Inc., a Delaware corporation ("Sublessor"), and Fastclick, Inc., a California corporation ("Sublessee").

        Sublessor and Sublessee are parties to the Sublease. All capitalized terms used herein shall have the sam.e meaning as was ascribed to such terms in the Sublease, unless otherwise indicated.

        Sublessor and Sublessee do hereby declare, pursuant to Paragraph 3.A. of the Sublease, that (i) the Commencement Date of the Sublease hereby is established as November 25, 2002; (ii) Sublessee's obligation to pay Rent under the Sublease shall commence on February 1, 2003 ("Rent Commencement Date"); and (iii) the Sublease Term shall expire on April 29, 2006, unless the Sublease is earlier terminated as provided in the Sublease. The Sublease is in full force and effect as of the date hereof, and Sublessor and Sublessee have fulfilled all of their respective obligations under the Sublease required to be fulfilled by them on or prior to the Commencement Date.

        In witness whereof, Sublessor and Sublessee have executed this Commencement Date Memorandum as of the date first set forth above.

SUBLESSOR:		SUBLESSEE:
OPENWAVE SYSTEMS, INC., a Delaware corporation		FASTCLICK, INC., a California corporation
By:	/s/	By:	/s/ DAVE GROSS
Its:	Vice President Facilities	Its:	CEO 3/10/03

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